UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report:  April 2, 2003
                       ___________________________________
                               ABCI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                               86-0214815
(State or other jurisdiction of                          I.R.S. Employer
incorporation or organization)                         Identification No.)

                              Post Office Box 1688
                         Solana Beach, California 92075
                                 (858) 523-1112
                    (Address of principal executive offices)
                ________________________________________________

                                  Mark L. Baum
                                Chairman and CEO
                              Post Office Box 1688
                         Solana Beach, California 92075
                     (Name and address of agent for service)
                                 (858) 523-1112
           (Telephone number, including area code of agent for service)

Item 5. Other Events.

     As of the date of this report, the Registrant has settled approximately $2.85 million dollars in pre-interest obligations to twenty eight different creditor parties. The settlement of these obligations was made through the issuance of 5,005,450 shares of ABCI common stock. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

ABCI Holdings, Inc.
April 2, 2003

/s/ Mark L. Baum
-------------------
Chairman & CEO